Exhibit 10.6

AMENDMENT TO NOTES

This Amendment to the Notes (as defined herein) (this “Agreement”) is dated as of July 16, 2018 by and between HealthLynked Corp., a Nevada corporation (the “Company”) and Dr. Michael Dent (the “Holder”).

WITNESSETH:

WHEREAS, the Company issued the Holder certain notes (the “Notes”) as set forth on Schedule A attached hereto;

WHEREAS, the Notes are due and payable on the maturity dates as set forth in each of the Notes (the “Maturity Dates”);

WHEREAS, the Company desires to conduct a private placement of its securities (the “Private Placement”); and

WHEREAS, in connection with the Private Placement, the Company is requesting that the Holder extend the Maturity Dates of the Notes until December 31, 2019.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Maturity Date. The Holder hereby agrees to extend the Maturity Dates of the Notes to December 31, 2019, and further agrees that, notwithstanding anything to the contrary contained in the Notes,  the Company shall not, and shall not be required to, make any payments under the Notes prior to December 31, 2019.

2. Except as set forth above, the execution and delivery of this Agreement shall not be construed to waive any right of the Holder under the Notes and the ancillary documents executed in connection therewith. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

4. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this waiver may not be amended without the prior written consent of each of the Company and Holder.

5. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

6. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

HEALTHLYNKED CORP.

By:	/s/ Dr. Michael Dent
	Name:	Dr. Michael Dent
	Title:	Chief Executive Officer

holder

/s/ Dr. Michael Dent
Dr. Michael Dent
Chief Executive Officer

Schedule A

Issuance Date of Note	Principal Amount of Note
January 12, 2017	$35,000
January 18, 2017	$20,000
January 24, 2017	$50,000
February 9, 2017	$30,000
April 20, 2017	$10,000
June 15, 2017	$32,500
August 17, 2017	$20,000
August 24, 2017	$37,500
September 7, 2017	$35,000
September 21, 2017	$26,500
September 29, 2017	$12,000
December 21, 2017	$14,000
January 8, 2018	$75,000
January 11, 2018	$9,000
January 26, 2018	$17,450